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                                                                     Exhibit 4.5

                     HOSPIRA 401(k) RETIREMENT SAVINGS TRUST

     This Trust Agreement is made as of this ____ day of ___________, 2004 by and among Hospira, Inc., a Delaware corporation (the "Company"), Putnam Fiduciary Trust Company, a Massachusetts trust company having its principal office in Boston, Massachusetts (the "Trustee") and Terrence C. Kearney, Lori O. Carlson, and Henry A. Waishaar (collectively, the "Co-Trustees").

WITNESSETH:

1. ESTABLISHMENT OF PLAN. The Hospira 401(k) Retirement Savings Plan (the "Plan") has been adopted by the Company and is intended to satisfy those provisions of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), relating to qualified employer plans.

2. CREATION OF TRUST. There is hereby established a trust which shall be known as the "Hospira 401(k) Retirement Savings Trust." The provisions of this Agreement shall supersede and take precedence over any provision of the Plan which deals with the Trustee's responsibilities and/or which may conflict in any way with the Plan. All money and such property as shall be acceptable to the Trustee and the Co-Trustees as shall from time to time be paid or delivered to the Trustee and the Co-Trustees in their capacity as such, all investments made therewith and proceeds thereof and all earnings and profits thereon, less the payments which at the time of reference shall have been made by the Trustee, as authorized herein, are referred to herein as the "Trust." The Trustee and the Co-Trustees hereby accept the Trust created hereunder and agree to perform the provisions of this Agreement on their part to be performed. Subject to the conditions and limitations set forth herein, the Trustee and the Co-Trustees each shall be responsible for the property received by them as Trustee and Co-Trustees, but shall not be responsible for the administration of the Plan or for those assets of the Plan which have not been delivered to and accepted by them or which have been delivered to and accepted by another trustee of the Trust. The Co-Trustees shall not be liable for assets delivered to and accepted by the Trustee. The Trustee and the Co-Trustees shall not have any authority or obligation to determine the adequacy of or to enforce the collection from the Company of any contribution to the Trust. Certain other agreements and obligations between the Company and the Trustee or its affiliates may be set forth from time to time in a service agreement between such parties (the "Service Agreement").

     The establishment of the Trust created by this Agreement shall not be considered as giving any Plan Participant (as that term is defined in the Plan) or any other person any legal or equitable rights as against the Company, the Trustee or the Co-Trustees or the property, whether corpus or income, of the Trust unless such right is specifically provided for in this Agreement, the Plan, or by law, nor shall it be considered as giving any Plan Participant or other employee the right to continue in the service of the Company, any Affiliated Corporation or any Subsidiary (as those terms are defined in the Plan).

     As soon as practicable after April 30, 2004, the Administrator shall direct the Trustee to receive assets from the Abbott Laboratories Stock Retirement Trust, which assets shall be held by the Trustee pursuant to the terms of this Trust Agreement, and shall include shares of common stock of Abbott Laboratories.

3. PURPOSES. The Plan and the Trust have been established for the exclusive benefit of the eligible employees and their beneficiaries. So far as possible this Agreement shall be interpreted in a

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     manner consistent with the intention of the Company that the Trust satisfy those provisions of the Code relating to qualified employees' trusts exempt from taxation under Section 501(a) of the Code. It is specifically intended that the Company shall have sole responsibility for maintaining the tax-qualified status of the Plan and Trust, except as may otherwise be provided in the Service Agreement. No property of the Trust or contributions made by the Company pursuant to the terms of the Plan shall revert to the Company or be used for any purpose other than providing benefits to eligible employees or their beneficiaries and defraying the expenses of the Plan and the Trust, except that to the extent provided by the Plan:

     (a) Upon request of the Company, contributions made to the Plan before the issuance of a favorable determination letter by the Internal Revenue Service with respect to the initial qualification of the Plan under
          Section 401(a) of the Code may be returned to the contributor, with all attributable earnings, within one year after the Internal Revenue Service refuses in writing to issue such a letter.

     (b) Any amount contributed under the Plan by the Company by a mistake of fact as determined by the Company may be returned to the Company, upon its request, within one year after its payment to the Trust.

     (c) Any amount contributed under the Plan by the Company on the condition of its deductibility under Section 404 of the Code may be returned to the Company, upon its request, within one year after the Internal Revenue Service disallows the deduction in writing.

     (d) Earnings attributable to contributions returnable under paragraph (b) or (c) shall not be returned to the Company, and any losses attributable to those contributions shall reduce the amount returned.

4.   MANAGEMENT OF TRUST. It shall be the duty of the Trustee:

     (a) to hold and, subject to the provisions of this Agreement, to invest and to reinvest the assets of the Trust, and

     (b) to make payments therefrom in accordance with the written directions of the Plan Administrator (the "Administrator") specified in the Plan to administer the Plan. The Administrator shall be the "administrator" of the Plan as defined in Section 3(16)(A) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Administrator, the Co-Trustees and the Employee Benefit Board of Review appointed by the Board of Directors of the Company ("Board of Review") are "named fiduciaries" within the meaning of Section 402(a) of ERISA. The Administrator may direct payments to be made from the Trust to any person, including the Administrator, or to the Company, or to any paying agent designated by the Administrator, and in such amounts as the Administrator may direct. Each such direction of the Administrator shall be in writing and shall be deemed to include a certification that any payment directed thereby is one which the Administrator is authorized to direct, and the Trustee may conclusively rely on such certification without further investigation. Payments by the Trustee may be made by its check to the order of the payee and mailed to the payee at the address last furnished to the Trustee by the Administrator or by the payee, or if no such address has been furnished, to the payee in care of the Company. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain any direction's compliance with the

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          terms of the Plan any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

5. INVESTMENTS. Except as otherwise provided in Sections 6, 7, 8 and 9 below, the Trustee shall invest and reinvest the assets of the Trust and keep the same invested, without distinction between principal and income, in stocks, bonds, stock options, option contracts of any type, contracts for the immediate or future delivery of financial instruments and other property, or other securities or certificates of participation or shares of any mutual investment company, trust or fund (including mutual funds which are sponsored, underwritten or managed by affiliates of the Trustee), or deposits in the Trustee which bear a reasonable rate of interest, or annuity or investment contracts issued by an insurance company, bank or other financial institution, or other property of any kind, real or personal, tangible or intangible, as it may deem advisable, provided that the Trustee may hold assets of the Trust uninvested from time to time if and to the extent that it may deem such to be in the best interests of the Trust. Notwithstanding the foregoing, unless an investment manager is appointed in accordance with Section 8, or the Service Agreement otherwise specifically provides, all of the assets of the Trust shall be invested as the Co-Trustees direct in investment products sponsored, underwritten or managed by affiliates of the Trustee, loans to Plan Participants or shares of stock of the Company subject to the terms and conditions of Section 7 or securities satisfying the terms and conditions of Section 8.

6. INVESTMENT FUNDS. The Co-Trustees from time to time may direct the Trustee to establish one or more separate investment accounts within the Trust, each such separate account being hereinafter referred to as an "Investment Fund." The Trustee shall transfer to each such Investment Fund such portion of the assets of the Trust as the Administrator or Plan Participants direct in accordance with the specific provisions of the Plan and in the manner provided in the Service Agreement. The Trustee shall invest and reinvest the assets which have been allocated to an Investment Fund in accordance with the investment guidelines, objectives and restrictions which have been established by the Co-Trustees for that Investment Fund and, in the case of an Investment Fund for which an Investment Manager has been appointed, the specific investment directions of such Investment Manager. If, and to the extent, specifically authorized by the Plan, and provided in the Service Agreement, the Co-Trustees may direct the Trustee to establish an Investment Fund all of the assets of which shall be invested in shares of stock of the Company, subject to the terms and conditions of Section 7 and
     Section 8.

     The Trustee shall be under no duty to question or review the investment guidelines, objectives and restrictions established, or the specific investment directions given, by the Co-Trustees, the Administrator or the Plan Participants for any Investment Fund or to make suggestions in connection therewith. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Co-Trustees', the Administrator's or Plan Participants' exercise or non-exercise of rights under this Section 6, or from any direction of the Co-Trustees, Administrator or Plan Participants unless it is clear on the face of the direction that the actions to be taken under the direction are prohibited by the fiduciary duty rules of Section 404(a) of ERISA. The Trustee shall incur no liability on account of investing the assets of the Trust in accordance with investment directions of the Co-Trustees, Administrator or Plan Participants so delivered to the Trustee.

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     All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses of the Trust which are properly allocable to a particular Investment Fund shall be so allocated and charged. The Co-Trustees may at any time direct the Trustee to eliminate any Investment Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the directions of the Co-Trustees.

     Pending investment in the Investment Funds in accordance with the directions of the Administrator or the Plan Participants, the Trustee shall invest assets of the Trust as provided in the Service Agreement, or if there is no such provision, the Trustee may invest assets of the Trust, in whole or in part, at any time or from time to time, in interest-bearing accounts or certificates of deposit (including deposits in the Trustee which bear a reasonable interest rate), Treasury Bills, commercial paper, money market funds (including any such fund sponsored, underwritten or managed by one of its affiliates), short-term investment funds or other short-term obligations in its discretion, and the investment return thereon shall be allocated among the Plan Participants whose assets have been so invested and added to their respective investments in the Investment Funds.

7.   TRUST INVESTMENTS IN COMPANY STOCK. Trust investments pursuant to this
     Section 7 shall be made only in securities constituting "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA. Trust investments in such securities of the Company ("Company Stock") shall be subject to the following terms and conditions:

     (a) ACQUISITION LIMIT. Pursuant to the Plan, the Trust may be invested in Company Stock to the extent necessary to comply with investment directions under Sections 5 and 6 of this Agreement.

     (b) FIDUCIARY DUTIES OF NAMED FIDUCIARIES. The Co-Trustees as named fiduciaries, shall continually monitor the suitability of acquiring and holding Company Stock under the fiduciary duty rules of Section 404(a)(1) of ERISA (as modified by Section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the direction of the Co-Trustees with respect to the acquisition and holding of Company Stock, unless it is clear on the face of the direction that the actions to be taken under the direction would be prohibited under ERISA. The Co-Trustees shall be responsible for determining whether, under the circumstances prevailing at a given time, their fiduciary duty to Plan Participants and beneficiaries under the Plan and ERISA requires that the Company follow the advice of independent counsel as to the voting and tender or retention of Company Stock.

     (c) EXECUTION OF PURCHASES AND SALES. To implement transactions regarding investments in Company Stock, including purchases, redemptions and exchanges, the Trustee shall purchase or sell Company Stock on the open market, as the case may be, as soon as practicable following the date on which the Trustee receives from the Company in good order all information and documentation necessary to effect such purchase or sale. However, the Trustee may accumulate all like purchases into a single batch and may accumulate all like sales as a result of receiving instructions for redemptions and exchanges out of Company Stock into a single batch, but shall not be required to do so.

          The Trustee may purchase or sell Company Stock from or to the Company if the purchase or sale is for no more than adequate consideration (within the meaning of

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          Section 3(18) of ERISA) and no commission is charged. To the extent that Company contributions under the Plan are to be invested in Company Stock, the Company may transfer Company Stock to the Trust in lieu of cash. The number of shares so transferred shall be determined by dividing the amount of the contribution by the closing price of Company Stock on any national securities exchange on the trading day immediately preceding the date as of which the contribution is made. The Trustee and the Company may, in an appendix to this Section 7, agree upon such prescribed dates for purchases and sales of Company Stock and such rules and conventions in connection with such purchases and sales as they may find mutually acceptable.

     (d) SECURITIES LAW REPORTS. The Company shall be responsible for filing all reports required under federal or state securities laws with respect to the Trust's ownership of Company Stock, including, without limitation any reports required under Section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Company Stock pending the filing of any report. The Trustee shall provide to the Company such information on the Trust's ownership of Company Stock as the Company may reasonably request in order to comply with federal or state securities laws.

     (e) VOTING. Notwithstanding any other provision of this Agreement, the provisions of this Section 7(e) shall govern the voting of Company Stock. When the issuer of Company Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission (or definitive proxy solicitation materials where no preliminary proxy solicitation materials are filed), the Company shall cause a copy of all the materials to be simultaneously sent to the Trustee, and the Trustee shall prepare a voting instruction form on behalf of the Co-Trustees based upon these materials. The Co-Trustees shall vote or not vote shares of Company Stock in the manner provided below.

          A copy of any notice or other information provided to shareholders in connection with each meeting of the holders of Company Stock will be furnished or made available to each Participant whose Account contains such shares, together with an appropriate form for the Participant's use in directing the Co-Trustees with respect to voting the shares of Company Stock that, at the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting, are both: (a) credited to the Account of the Participant, and (b) of record in the name of the Trustee or its nominee. Such directions shall be communicated in writing, by facsimile, electronically or by similar means and shall be held in confidence by the Trustee and the Co-Trustees and not divulged to the Company, or any officer or employee thereof, or any other person. If a Participant furnishes timely directions to the Co-Trustees, the Co-Trustees shall vote or not vote the shares (including fractional shares) of Company Stock credited to the Participant's Account in accordance with the directions of the Participant. Shares of Company Stock allocated to Participants' Accounts for which timely voting directions are not received by the Co-Trustees, and all shares of Company Stock held by the Trustee in the Unallocated Account, shall be voted by the Co-Trustees in their sole judgment.

     (f) TENDER OFFERS. Upon commencement of a tender offer for any Company Stock, the Company shall notify each Plan Participant, and use its best efforts to timely distribute or cause to be distributed to Plan Participants the same information that is distributed to shareholders of the issuer of Company Stock in connection with the tender offer, and after consulting with the Co-Trustees, shall provide at the Company's expense a means by which Plan Participants may direct the Co-Trustees whether or not to tender the

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          Company Stock credited to their accounts (whether or not vested). The
          Company will provide to the Trustee and the Co-Trustees a copy of any material provided to Plan Participants and shall certify to the Trustee and the Co-Trustees that the materials have been mailed or otherwise sent to Plan Participants.

          Each Plan Participant shall have the right to direct the Co-Trustees to tender or not tender some or all of the shares of Company Stock credited to his accounts. Directions from a Plan Participant to the Co-Trustees concerning the tender of Company Stock shall be communicated in writing or by facsimile or such similar means and shall be held in confidence by the Trustee and the Co-Trustees and not divulged to the Company, or any officer or employee thereof, or any other person. The Co-Trustees shall tender or not tender shares of Company Stock as directed by the Plan Participant. The Co-Trustees shall not tender shares of Company Stock credited to a Plan Participant's accounts for which they have received no directions from the Plan Participants.

          The Co-Trustees shall tender that number of shares of Company Stock not credited to Plan Participants' accounts determined by multiplying the total number of such shares by a fraction, of which the numerator is the number of shares of Company Stock credited to Plan Participants' accounts for which the Co-Trustees have received directions from Plan Participants to tender (which directions have not been withdrawn as of the date of this determination), and of which the denominator is the total number of shares of Company Stock credited to Plan Participants' accounts.

          A Plan Participant who has directed the Co-Trustees to tender some or all of the shares of Company Stock credited to his accounts may, at any time before the tender offer withdrawal date, direct the Co-Trustees to withdraw the directed number of shares from the tender offer before the tender offer withdrawal deadline. A Plan Participant shall not be limited as to the number of directions to tender or withdraw that he may give to the Co-Trustees.

          A direction by a Plan Participant to the Co-Trustees to tender shares of Company Stock credited to his accounts shall not be considered a written election under the Plan by a Plan Participant to withdraw or have distributed to him any or all of such shares. The Co-Trustees shall credit to each account of the Plan Participant from which the tendered shares were taken the proceeds received by the Co-Trustees in exchange for the shares of Company Stock tendered from that account. Pending receipt of directions from the Plan Participant as to the investment of the proceeds of the tendered shares, the Trustee shall invest the proceeds as the Co-Trustees direct or if no directions are provided, the Trustee shall invest the proceeds as set forth in the Service Agreement.

8. TRUST INVESTMENTS IN ABBOTT STOCK. As the Administrator may direct, Trust investments may include shares of common stock of Abbott Laboratories ("Abbott Stock"). Trust investments in Abbott Stock shall be subject to the following terms and conditions:

     (a) ACQUISITION LIMIT. As described in the third paragraph of Section 2 of this Agreement, Abbott Stock is being transferred to this Plan in connection with the transfer of assets from Abbott Laboratories Stock Retirement Trust as soon as practicable after April 30, 2004. As provided in the Plan, a Plan Participant may elect that shares of Abbott Stock in his or her Plan account be sold and the proceeds transferred to an Investment Fund in accordance with Section 6 of this Agreement. No Plan Participant may elect that a portion of his Plan accounts that is not invested in Abbott Stock be invested in Abbott

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          Stock. In accordance with rules established by the Co-Trustees, cash dividends on Abbott Stock shall be reinvested in Abbott Stock.

     (b) FIDUCIARY DUTIES OF NAMED FIDUCIARIES. The Co-Trustees as named fiduciaries, shall continually monitor the suitability of acquiring and holding Abbott Stock under the fiduciary duty rules of Section 404(a)(1) of ERISA (as modified by Section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the direction of the Co-Trustees with respect to the acquisition and holding of Abbott Stock, unless it is clear on the face of the direction that the actions to be taken under the direction would be prohibited under ERISA. The Co-Trustees shall be responsible for determining whether, under the circumstances prevailing at a given time, their fiduciary duty to Plan Participants and beneficiaries under the Plan and ERISA requires that the Co-Trustees follow the advice of independent counsel as to the voting and tender or retention of Abbott Stock.

     (c) EXECUTION OF SALES. To implement transactions regarding investments in Abbott Stock, including purchases, redemptions and exchanges, the Trustee shall purchase or sell Abbott Stock on the open market, as the case may be, as soon as practicable following the date on which the Trustee receives from the Co-Trustees in good order all information and documentation necessary to effect such purchase or sale. However, the Trustee may accumulate all like purchases into a single batch and may accumulate all like sales as a result of receiving instructions for redemptions and exchanges out of Abbott Stock into a single batch, but shall not be required to do so.

          The Trustee may purchase or sell Abbott Stock from or to the Company if the sale is for at least adequate consideration (within the meaning of Section 3(18) of ERISA), the purchase is for no more than adequate consideration, and no commission is charged. The Trustee and the Co-Trustees may, in an appendix to this Section 8, agree upon such prescribed dates for sales of Abbott Stock and such rules and conventions in connection with such purchases and sales as they may find mutually acceptable.

     (d) SECURITIES LAW REPORTS. The Company shall be responsible for filing all reports required under federal or state securities laws with respect to the Trust's ownership of Abbott Stock, including, without limitation any reports required under Section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Abbott Stock pending the filing of any report. The Trustee shall provide to the Company such information on the Trust's ownership of Abbott Stock as the Company may reasonably request in order to comply with federal or state securities laws.

     (e) VOTING. Notwithstanding any other provision of this Agreement, the provisions of this Section 8(e) shall govern the voting of Abbott Stock. The Co-Trustees shall vote or not vote shares of Abbott Stock at their sole discretion.

     (f) TENDER OFFERS. The Co-Trustees shall tender or not tender shares of Abbott Stock at their sole discretion.

9. APPOINTMENT OF INVESTMENT MANAGERS. The Co-Trustees from time to time may appoint one or more Investment Managers (as that term is defined in Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or any portion or portions of the Trust. The Co-Trustees may enter into such agreements setting forth the terms and conditions of any such

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     appointment as they determine to be appropriate. The Co-Trustees shall retain the right to remove and discharge any Investment Manager. The compensation of such Investment Managers shall be an expense payable in accordance with Section 15. The Co-Trustees shall notify the Trustee of the appointment of any Investment Manager by delivering to the Trustee an executed copy of the agreement under which such Investment Manager was appointed together with a written acknowledgment by such Investment Manager that it is:

               (a)   a fiduciary with respect to the Plan,

               (b)   bonded as required by ERISA, and

               (c)   either

                     (i) registered as an investment advisor under the Investment Advisers Act of 1940, or

                     (ii)   a bank as defined in said Act, or

                     (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

     The Trustee shall be entitled to rely upon such notice until such time as the Co-Trustees shall notify and direct the Trustee in writing that another Investment Manager has been appointed in the place and stead of the first-named Investment Manager, or in the alternative, that the Investment Manager has been removed. In each case where an Investment Manager is appointed, the Co-Trustees shall determine the assets of the Trust to be allocated to the Investment Manager from time to time and shall issue appropriate instructions to the Trustee with respect thereto. The Trustee shall carry out the written instructions of any Investment Manager with respect to the management and investment of the assets then under control of such Investment Manager and shall not incur any liability on account of its compliance with such instructions. Purchase and sale orders may be placed without the intervention of the Trustee and, in such event, the Trustee's sole obligation shall be to make payment for purchased securities and deliver those that have been sold when advised of the transaction. The Trustee shall not incur any liability on account of its failure to exercise any of the powers delegated to any Investment Manager because of the failure of such Investment Manager to give instructions for the management of the assets under the control of such Investment Manager. The Trustee shall be under no duty to question any Investment Manager, nor to review any securities or other property acquired or retained at the direction of any Investment Manager, nor to make any suggestions to any Investment Manager in connection therewith. The Trustee shall have no obligation to vote upon any securities over which the Investment Manager has investment management control unless the Trustee is instructed in writing by the Investment Manager as to the voting of such securities within a reasonable time before the time for voting thereof expires.

     Each Investment Manager shall have the authority to exercise all of the powers of the Trustee hereunder with respect to assets under its control but only to the extent that such powers relate to the investment of such assets.

     Notwithstanding any provision to the contrary elsewhere herein:

     (i) The Co-Trustees may retain and exercise the powers of an Investment Manager with respect to all or any portion or portions of the Trust. The Co-Trustees shall notify the Trustee in

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          writing of any such reservation of powers and the Trustee shall be entitled to rely upon any such notice. In any such event, the Trustee shall carry out the written instructions of the Co-Trustees with respect to the management and investment of the assets then under control of the Co-Trustees and shall not incur any liability on account of its compliance with such instructions. The Trustee shall not incur any liability on account of its failure to exercise any of the powers retained by the Co-Trustees because of the failure of the Co-Trustees to give instructions for the management of the assets under the control of the Co-Trustees. The Trustee shall be under no duty to question the Co-Trustees, nor to review any securities or other property acquired or retained at the direction of the Co-Trustees, nor to make any suggestions to the Co-Trustees in connection therewith; and

10. INSURANCE CONTRACTS. The Co-Trustees may direct the Trustee to receive and hold or apply assets of the Trust to the purchase of individual or group insurance or annuity contracts ("policies" or "contracts") issued by any insurance company and in a form approved by the Co-Trustees (including contracts under which the contract holder is granted options to purchase insurance or annuity benefits), or financial agreements which are backed by group insurance or annuity contracts ("financial agreements"). If such investments are to be made, the Co-Trustees shall direct the Trustee to execute and deliver such applications and other documents as are necessary to establish record ownership, to value such policies, contracts or financial agreements under the method of valuation selected by the Co-Trustees, and to record or report such values to the Co-Trustees or any investment manager selected by the Co-Trustees, in the form and manner agreed to by the Co-Trustees.

     The Co-Trustees may direct the Trustee to exercise or may exercise directly the powers of contract holder under any policy, contract or financial agreement, and the Trustee shall exercise such powers only upon direction of the Co-Trustees. The Trustee shall have no authority to act in its own discretion, with respect to the terms, acquisition, valuation, continued holding and/or disposition of any such policy, contract or financial agreement or any asset held thereunder. The Trustee shall be under no duty to question any direction of the Co-Trustees or to review the form of any such policy, contract or financial agreement or the selection of the issuer thereof, or to make recommendations to the Co-Trustees or to any issuer with respect to the form of any such policy, contract or financial agreement.

     The Trustee shall be fully protected in acting in accordance with written directions of the Co-Trustees, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Co-Trustees, or by reason of inaction in the absence of written directions from the Co-Trustees. In the event that the Co-Trustees direct that any monies or property be paid or delivered to the contract holder other than for the benefit of specific individual beneficiaries, the Trustee agrees to accept such monies or property as assets of the Trust subject to all the terms hereof.

11. POWERS OF TRUSTEE. Subject to the foregoing provisions and limitations, the Trustee is authorized and empowered:

     (a) to sell at public auction or by private contract, redeem, convey, transfer, exchange, pledge, or otherwise realize upon, any securities, investments or other property forming a part of the Trust, and for such purposes may execute such instruments and writings and do such things as it shall deem proper;

     (b) to keep any or all securities or other property in the name of some other person, nominee, firm or corporation or in its own name without disclosing its fiduciary capacity, but the books and records of the Trustee shall at all times show that all such securities and other property are part of the Trust;

     (c) except as otherwise provided in Sections 7, 8 and 9, to the extent that the Trustee receives direction from the Co-Trustees or the Plan Participants, as the case may be, to vote upon any stock, bonds or other securities of any corporation, association or trust at any time comprising the Trust, or otherwise consent to or request any action on the part of such corporation, association or trust, and to give general or special proxies or powers of attorney, with or without power of substitution, and to exercise any conversion privileges, subscription rights or other options, to participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to such securities; to deposit such stocks or other securities in any voting trust, or with any protective or like committee, or with a trustee, or with depositories designated thereby; and generally to exercise any of the powers of an owner with respect to stocks or other securities or property comprising the Trust which the Trustee deems to be for the best interests of the Trust. The Trustee will not vote such stock or other securities as to which it receives no written directions;

     (d) when instructed or directed by the Co-Trustees, to borrow money for the purposes of this Trust in such amounts and upon such terms and conditions as the Co-Trustees, in their discretion, may approve, and for any amount so borrowed to issue the promissory note of the Trustee and to secure the repayment thereof by pledge, mortgage, or hypothecation of all or any part of the property of the Trust, and no person loaning money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity of any such borrowing;

     (e) to make, execute, acknowledge and deliver any and all instruments that it shall deem necessary or appropriate to carry out the powers herein granted;

     (f) to manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, and to cause to be formed a limited partnership, corporation or trust to hold title to any such real property with the aforesaid powers, all upon such terms and conditions as may be deemed advisable;

     (g) to renew or extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust or the preservation of the value of the investment, to waive any default whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable, to exercise and enforce any and all rights of foreclosure, to bid in property on foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefore and in connection therewith to release the obligation on the bond secured by such mortgage; and to exercise and enforce in any action, suit or proceedings at law or in equity any rights or remedies in respect to any such mortgage or guarantee;

     (h) upon express direction by the Co-Trustees, to transfer assets of the Trust to itself as trustee or to any other trustee of any trust which has been qualified under Section 401(a) and is exempt from tax under Section 501(a) of the Code, and which is maintained by it or such other trustee as a medium for the collective investment of funds of pension, profit-sharing or other employee benefit trusts, in which event such trust shall be deemed to be a part of the Plan, and to withdraw any assets of the Trust so transferred;

     (i) when instructed or directed by the Co-Trustees, to settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings in any court of law or before any other body or tribunal; provided, however, that the Trustee shall have no obligation to take any legal action for the benefit of the Trust unless it shall have been first indemnified for all expenses in connection therewith, including counsel fees;

     (j) to lend to Plan Participants such amount or amounts, and upon such terms and conditions, as the Administrator may direct in accordance with the provisions of the Plan, if applicable;

     (k) to employ such agents, consultants, custodians, depositories, advisors, and legal counsel as may be reasonably necessary or desirable in the Trustee's judgment in managing and protecting the Trust and, subject to the provisions of Section 14, to pay them reasonable compensation out of the Trust;

     (l) to cause any securities or other property which may at any time form a part of the Trust to be issued, held or registered in the individual name of the Trustee, or in the name of its nominee (including any custodian employed by the Trustee, any nominee of such a custodian, and any depository, clearing corporation or other similar system), or in such form that title will pass by delivery;

     (m) to enter into stand-by agreements for future investment either with or without a stand-by fee;

     (n) to transfer any assets of the Trust to a custodian or sub-custodian employed by the Trustee;

     (o) when directed by the Co-Trustees, to participate in a securities lending program sponsored and administered by the Trustee and, in connection therewith, the Trustee is authorized to release and deliver securities and return collateral received for loaned securities in accordance with the provisions of such program;

     (p) when directed by the Co-Trustees, to write options on securities held or to otherwise participate in so-called covered option writing;

     (q) when instructed or directed by the Co-Trustees, to accept all or any assets transferred to the Trustee held (whether by a trustee, custodian or otherwise) in respect of a plan which satisfies the applicable requirements of Section 401 (a) of the Code and which is maintained for the benefit of any eligible Employee;

     (r) upon express direction by the Co-Trustees, to transfer assets of the Trust to any other trustee of any trust with respect to which the Company has obtained a ruling from the Internal Revenue Service confirming that such transfer will not disqualify the Trust or subject the transfer to income or excise taxes; and

     (s) to do all other acts in its judgment necessary or desirable for the proper administration of the Trust, in accordance with the provisions of the Plan and this Agreement, although the power to do such acts is not specifically set forth herein.

     No person dealing with the Trustee shall be required to take any notice of this Agreement, but all persons so dealing shall be protected in treating the Trustee as the absolute owner with full power of disposition of all the monies, securities and other property of the Trust, and all persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of monies, securities or other property paid or delivered to the Trustee.

12. LIQUIDATION OF ASSETS. Upon termination of the Trust as provided herein, the Trustee shall not be required to make any payments hereunder until it has received such documentation as it shall consider necessary to establish that the termination complies with applicable law, or to make any payments in excess of the net realizable value of the assets of the Trust at the time of such payment. The Trustee shall not be required to make any payments in cash unless there shall be in the Trust at the time an amount of cash sufficient for the purpose. In case of a deficiency in cash, the Trustee shall take such action as to the disposition of securities or other property forming a part of the Trust as will provide the amount of cash for such payments. The Trustee shall not be required to make any payment in cash until the Co-Trustees have provided direction as to the assets to be converted to cash for the purpose of making such payment.

13. DIRECTION BY BOARD OF REVIEW, ADMINISTRATOR OR CO-TRUSTEES. The Board of Review shall certify to the Trustee the names and specimen signatures of the Administrator and the Co-Trustees. The Board of Review shall give prompt notice to the Trustee of changes in the Administrator and the Co-Trustees, and until such notice is received by the Trustee, the Trustee shall be fully protected in assuming that the Administrator and the Co-Trustees are unchanged and are acting accordingly. The Administrator and the Co-Trustees may certify to the Trustee the names of persons authorized to act for it or them in relation to the Trustee and may designate a person, corporation or other entity, whether or not affiliated with the Company, to so act. Whenever the Trustee is required or authorized to take any action hereunder pursuant to any written direction or determination of the Company, the Administrator or the Co-Trustees, such direction or determination shall be sufficient protection to the Trustee if contained in a writing signed by any one or more of the persons authorized to execute documents on behalf of the Company, the Administrator or the Co-Trustees, as the case may be, pursuant to the Plan. A majority of the Co-Trustees may act by meeting or by writing signed without meeting. The Trustee shall act, and shall be fully protected in acting, in accordance with such orders, requests and instructions of the Company, the Administrator or the Co-Trustees. By such a writing the Company, the Administrator or the Co-Trustees, as the case may be, may ratify, approve or confirm any action taken by the Trustee, and upon such ratification, approval or confirmation the Trustee shall be protected as though authorization or determination by the Company, the Administrator or the Co-Trustees had preceded such action. In the absence of direction by the Company, the Administrator or the Co-Trustees as to any matter provided in this Agreement or the Plan, the Trustee may in its discretion take such action as it deems fit and proper with respect thereto after reasonable attempts to secure Company, Administrator or Co-Trustee direction, provided, however, that the Trustee shall not be obligated to take any such action. The Trustee may deliver documents to the Company, the Administrator or the Co-Trustees by delivering the same, or by mailing the same, postage prepaid, addressed to the Company or the Administrator, as the case may be, at its principal place of business.

14. RECORDS AND ACCOUNTING. The Trustee shall keep adequate and accurate accounts of investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Co-Trustees and their authorized representatives. The Trustee shall render to the Company and the Co-Trustees in writing, at least once each twelve ( 12) months and at such times as required by the Plan and, in any event, within ninety (90) days after its removal or resignation as provided in Section 17 hereof, accounts of its transactions under this Agreement, and the Co-Trustees may approve such accounts of the Trustee by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Co-Trustees of exceptions or objections to any such account within one year after the receipt thereof, the Co-Trustees shall be deemed to have approved such account; and in such case, or upon the written approval of the Administrator of any such account, the Trustee, to the extent permitted by applicable law, shall be released, relieved and discharged with respect to all matters and things set forth in such account. The Trustee shall from time to time make such other reports and furnish such other information concerning the Trust (including valuations of each Investment Fund established pursuant to Section 6) to the Co-Trustees as the Co-Trustees may reasonably request or as may be required by the Plan. The Co-Trustees shall arrange for each Investment Manager appointed pursuant to Section 9, and each insurance company issuing contracts held by the Trustee pursuant to Section 10, to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under this
     Section 14, and the Trustee shall be fully protected in relying upon such valuations and reports. The Co-Trustees may, within ninety (90) days after their removal or resignation as provided in Section 17 hereof render to the Company and the Trustee in writing, accounts of their transactions under this Agreement, and the Company and the Trustee may approve such accounts of the Co-Trustees by an instrument in writing delivered to the Co-Trustees. In the absence of the filing in writing with the Co-Trustees by the Trustee of exceptions or objections to any such account within one year after the receipt thereof, the Company and the Trustee shall be deemed to have approved such account; and in such case, or upon the written approval of the Administrator of any such account, the Co-Trustees, to the extent permitted by applicable law, shall be released, relieved and discharged with respect to all matters and things set forth in such account. In any proceeding instituted by the Trustee, the Company, the Co-Trustees or the Administrator or all of them with respect to any account of the Trustee, only the Company, the Co-Trustees, the Administrator and the Trustee shall be necessary parties.

15. TRUSTEE'S COMPENSATION AND EXPENSES. The Trustee shall be paid such reasonable compensation as provided in the Service Agreement. Employees of the Company or of any Affiliate or Subsidiary of the Company who are Co-Trustees shall not receive additional compensation for serving as a Co-Trustee. The compensation of the Trustee and any reasonable expenses, including reasonable attorneys' fees and the cost of any bond, surety or other security which may be required of the Trustee by ERISA, incurred by the Trustee in the performance of its duties, and all other proper charges and disbursements of the Trustee may be paid by the Company within thirty
     (30) days after so billed, and will automatically be deducted from the Trust if, upon the expiration of thirty (30) days, such fees are not separately paid by the Company. All expenses (including taxes pursuant to Section 23) of the Trust, other than those expenses which are paid by the Company, which are allocable to an Investment Fund established pursuant to
     Section 6 shall be charged to such Investment Fund. All such expenses which are not so allocable shall be charged against each of the Investment Funds in the same proportion as the value of the assets held in such Investment Fund bears to the value of the total assets held in all of the Investment Funds. Any account maintenance or administration fees applicable to any Plan Participant's account which are not paid hereunder by the Company shall be charged against the interest of the Plan Participant and, in the case of a loan of a Plan Participant, if applicable, all expenses (including taxes pursuant to Section 23) of the Trust, other than those expenses which are paid by the Company, which are allocable to such loan, shall be charged against the interest of such Plan Participant under the Plan.

16. LITIGATION INVOLVING TRUST ASSETS. If any asset of the Trust is, or while this Agreement is in effect becomes, subject to any claims or litigation (other than a routine claim for benefits brought by a Participant or Beneficiary against the Trust generally), the Administrator shall direct the Trustee to execute and deliver on behalf of the Trust such forms, pleadings, agreements or other documents necessary to the prosecution or defense of such claims or litigation. The Trustee shall have no authority to act on its own discretion with respect to such claim or litigation and shall have no duty to question any direction of the Administrator relating thereto. Except as may otherwise be provided under ERISA, the Trustee shall be fully protected in acting in accordance with written directions of the Administrator, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Administrator, or by reason of inaction in the absence of written directions from the Administrator. The Trustee's retention of counsel in order to monitor the progress of such claim or litigation (including, but not limited to, review of all pertinent documents), shall be separate from the counsel representing the Company or any other party in respect of such claim or litigation. The cost of such counsel shall be an expense of the Trust and shall be charged to the Trust as provided in Section 15 unless paid by the Company.

17. RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may resign at any time upon sixty (60) days' written notice to the Board of Review, and the Board of Review may remove the Trustee at any time upon sixty (60) days' written notice to the Trustee; provided, however, that the parties may by written instrument waive such notice. Any Co-Trustees may resign at any time upon sixty (60) days' written notice to the Board of Review and to the Trustee, and the Board of Review may remove any of the Co-Trustees at any time upon sixty (60) days' written notice to the Co-Trustees and to the Trustee; provided, however, that the parties may by written instrument waive such notice. The Trustee reserves the right at any time to resign immediately if the Company transfers the Plan's administration to a recordkeeper other than the recordkeeper designated in the Service Agreement, without the Trustee's prior written consent, by delivering to the Company a notice of resignation certified by the Trustee. The Trustee further reserves the right at any time to resign immediately by delivering to the Company a notice of resignation certified by the Trustee if the assets of the Trust are not invested in investment products which are sponsored, underwritten or managed by affiliates of the Trustee, unless the Service Agreement otherwise specifically provides. If the Trustee or any of the Co-Trustees shall resign, be removed or for any other reason cease to be Trustee or a Co-Trustee, as applicable, the Board of Review shall appoint a successor Trustee or Co-Trustee. If such Successor Trustee is appointed, the Trustee, upon receipt of acceptance by such successor, shall promptly deliver all of the assets of the Trust less any unpaid fees or expenses to the Successor Trustee. Subject to the foregoing provisions, any resignation or removal of the Trustee or any Co-Trustee or appointment of a new Trustee or Co-Trustee shall be by instrument in writing and shall become effective on the date therein specified. Any successor Trustee or Co-Trustee shall have the same powers and duties as the succeeded Trustee or Co-Trustee, as the case may be, subject to such changes as the Board of Review may then determine. Upon request of such successor Trustee or Co-Trustee, the Board of Review and the Trustee or Co-Trustee ceasing to act shall execute and deliver such instruments of conveyance and further assurance and do such things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee or Co-Trustee all the right, title and interest of the retiring Trustee or Co-Trustee in and to the assets of the Trust. The Trustee is authorized, however, to reserve such sums of money as may be reasonable for payment of its compensation and expenses (including legal fees) in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after payment of such compensation and expenses shall be promptly paid over to the successor Trustee or Trustees.

18. DUTIES OF TRUSTEE. The Trustee shall discharge its duties with respect to the Trust solely in the interests of the Plan Participants and their beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The duties of the Trustee shall be only those specifically undertaken by the Trustee pursuant to this Trust Agreement. The Trustee shall have no responsibility for the administration of the Plan (including, but not limited to, the determination of Plan participation rights of employees of the Company, the determination of benefits of participants of the Plan and the maintenance of individual accounts of participants of the Plan), except as may otherwise be provided in the Service Agreement. Except as otherwise provided by ERISA or this Trust Agreement, in no event shall the Trustee be responsible for any act or omission of any other fiduciary of the Plan. The Trustee shall have no liability for the acts or omissions of any predecessors and successors in office.

19. INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, damages, liabilities, claims, costs or expenses (including reasonable attorneys' fees) which the Trustee may incur by reason of this Trust Agreement, (including, without limitation, by reason of the Trustee's making benefit payments pursuant to fraudulent or unauthorized instructions) excepting only losses, damages, liabilities, claims, costs or expenses arising from the Trustee's negligence or willful misconduct. A waiver by the Trustee of any signature guarantee requirement relating to the investments held hereunder shall not be construed as negligence or willful misconduct on the part of the Trustee. The provisions of this Section 19 shall survive the termination of this Trust Agreement.

20. AMENDMENT OR TERMINATION. The Board of Review may, at any time and from time to time, amend, in whole or in part, any or all of the provisions of this Agreement, and the Company may terminate this Agreement, by delivering to the Trustee and the Co-Trustees a copy of an amendment or a notice of termination certified by the Secretary of the Board of Review or an officer of the Company, as the case may be; provided, that no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent, and provided further that no such amendment shall authorize or permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than those set forth in Section 3. Any such amendment shall be effective upon delivery to the Trustee unless a different effective date is specifically stated and any such amendment may be made retroactively as shall be permitted under applicable law. Upon termination of this Agreement, the Trustee, upon direction of the Board of Review, shall liquidate the Trust to the extent required for distribution and, after the final account of the Trustee and Co-Trustees has been approved and settled, shall distribute the balance of the Trust remaining in its hands as directed by the Board of Review or in the absence of such direction, as may be directed by a judgment or decree of a court of competent jurisdiction. Following any such termination, the powers of the Trustee hereunder shall continue as long as any of the assets of the Trust remain in its hands, but only as to those assets which during such time remain in the Trust.

21. ADDITIONAL PARTICIPATING COMPANIES. Any affiliate or subsidiary of the Company may, with the consent of the Board of Review, become a participating employer by action of the board of directors of such affiliate or subsidiary to adopt the Trust as a trust for the benefit of its employees. Each such additional participating employer shall be deemed the "Company" hereunder and shall have and exercise all the rights, powers, and duties thereof with respect to the Trust as applied to itself and its employees and that part of the Trust which represents the interest of participants employed by it; provided, however, that each such additional participating employer hereby delegates all such rights, powers, and duties, including amendment or termination of the Trust, to Hospira, Inc. acting alone, except as such additional participating employer may exercise the same for itself with the approval of Hospira, Inc.

22. SPENDTHRIFT PROVISION. Except as otherwise provided in the Plan, to the maximum extent permitted by law, beneficial interests in the Trust of participants or former participants under the Plan or their beneficiaries shall not be assignable nor subject to alienation, sale, transfer, pledge, encumbrance, mortgage, attachment, execution, levy or receivership, nor shall they pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of any such person; provided, however, that nothing herein shall prevent a participant from assigning his interest in the Trust as security for the repayment of any loan made to him from the Trust pursuant to the Plan, and further provided that nothing herein shall prevent the Trustee from making payments in accordance with a Qualified Domestic Relations Order, as that term is defined in Code Section 414(p). Any attempt at any other assignment, alienation, sale, transfer, pledge, encumbrance, mortgage, attachment, execution or levy shall be void and unenforceable.

23. PAYMENT OF TAXES. The Trustee may pay out of the Trust (or the appropriate Investment Fund or Funds) any and all taxes of any and all kinds, including without limitation property taxes and income taxes levied or assessed under existing or future laws upon or in respect of the Trust or any monies, securities or other property forming a part thereof or the income therefrom subject to the terms of any agreements or contracts made with respect to trust investments which make other provision for such tax payments. The Trustee may assume that any taxes assessed on or in respect of the Trust or its income are lawfully assessed unless the Co-Trustees shall in writing advise the Trustee that in the opinion of counsel for the Company such taxes are or may be unlawfully assessed. In the event that the Co-Trustees shall so advise the Trustee, the Trustee will, if so requested in writing by the Co-Trustees contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel but at the expense of the Trust; or the Company may contest the validity of any such taxes at the expense of the Trust and in the name of the Trustee; and the Trustee agrees to execute all documents, instruments, claims, and petitions necessary or advisable in the opinion of the Company or its counsel for the refund, abatement, reduction or elimination of any such taxes. At the direction of the Co-Trustees, the Trustee shall collect all income tax to be withheld from any benefit payments from the Trust and shall report and pay over such taxes to the Internal Revenue Service, except for payments made directly by an insurer to a Plan Participant or beneficiary under an annuity or insurance contract, if applicable.

24. SUCCESSOR TO COMPANY OR TRUSTEE. Any successor to all or a major part of the business of the Trustee, by whatever form or manner resulting, shall ipso facto succeed to all the rights, powers and duties hereunder of the Trustee. Any successor to all or a major or part of the business of the Company, by whatever form or manner resulting, may continue the Plan and Trust by executing appropriate amendments thereto, and thereupon such successor shall ipso facto succeed to all the rights, powers and duties hereunder of the Company.

25. CONSTRUCTION. In any question of interpretation or other matter of doubt, the Trustee, the Co-Trustees, the Administrator, the Board of Review and the Company may rely upon the opinion of counsel for the Company or any other attorney at law designated by the Company with the approval of the Trustee. The provisions of this Agreement shall be construed, administered and enforced according to the laws of the United States and, to the extent permitted by such laws, by the laws of the state of Illinois. All contributions to the Trust shall be deemed to be made in the state of Illinois.

26. IMPOSSIBILITY OF PERFORMANCE. In case it becomes impossible for the Company, the Administrator, the Board of Review, the Trustee or the Co-Trustees to perform any act under this Trust Agreement, that act shall be performed which in the judgment of the Co-Trustees will most nearly carry out the intent and purpose of the Plan and Trust. All parties to this Agreement or in any way interested in the Trust shall be bound by any acts performed under such condition.

27. DEFINITION OF WORDS. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

28. TITLES. The titles of sections are included only for convenience and shall not be construed as part of this Agreement or in any respect affecting or modifying its provisions.

29. EXECUTION OF TRUST AGREEMENT. This Trust Agreement may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

     IN WITNESS WHEREOF these presents have been signed and sealed for and in behalf of the Company and the Trustee by their duly authorized officers and the Co-Trustees as of the ____ day of ___________________, 2004.


HOSPIRA, INC.

--------------------------        By:
Witness                              ---------------------------------
                                  Title:
                                        -------------------------
                                  Date:
                                       -------------------


--------------------------        By:
Witness                              ---------------------------------
                                  Title: Co-Trustee
                                        ------------------
                                  Date:
                                       -------------------


--------------------------        By:
Witness                              ---------------------------------
                                  Title: Co-Trustee
                                        ------------------
                                  Date:
                                       -------------------


--------------------------        By:
Witness                              ---------------------------------
                                  Title: Co-Trustee
                                        ------------------
                                  Date:
                                       -------------------


                                  PUTNAM FIDUCIARY TRUST
                                  COMPANY

--------------------------        By:
Witness                              ---------------------------------
                                  Title:
                                        ------------------
                                  Date:
                                       -------------------